Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com
FOR RELEASE: Thursday, Jan. 28, 2021
AMERICAN AIRLINES REPORTS FOURTH-QUARTER
AND FULL-YEAR 2020 FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its fourth-quarter and full-year 2020 financial results, including:
•Fourth-quarter revenue of $4.0 billion, down 64% year over year on a 53% year-over-year reduction in total available seat miles (ASMs).
•Fourth-quarter net loss of $2.2 billion, or ($3.81) per share. Excluding net special items1, fourth-quarter net loss was $2.2 billion, or ($3.86) per share.
•Full-year net loss of $8.9 billion, or ($18.36) per share. Excluding net special items2, full-year net loss was $9.5 billion, or ($19.66) per share.
•Ended fourth quarter with approximately $14.3 billion of total available liquidity. Company expects to end the first quarter of 2021 with approximately $15.0 billion in total available liquidity.
•Incorporated more than $1.3 billion of permanent non-volume, non-fuel efficiency cost-saving measures into 2021 operating plan.

“Our fourth-quarter financial results close out the most challenging year in our company’s history,” said American Airlines Chairman and CEO Doug Parker. “However, we couldn’t be prouder of the American Airlines team and the great things they accomplished last year. Through collaboration, resourcefulness and hard work, our team did its part to keep the economy moving. The American team flew more customers than any other airline in 2020, and they did so safely and with the utmost care.

“As we look to the year ahead, 2021 will be a year of recovery. While we don’t know exactly when passenger demand will return, as vaccine distribution takes hold and travel restrictions are lifted, we will be ready. We are confident that the actions we have taken to improve our customer experience, enhance our network and increase our efficiency position us well for the future.”

American took a number of steps in 2020 to respond to the pandemic and strengthen its business, with an emphasis on supporting its team members, customers and communities; reducing costs; and improving its liquidity position.

American Airlines Group Reports Fourth-Quarter and Full-Year 2020 Financial Results
Jan. 28, 2021

To support its team members, customers and communities, American:
•Enhanced its cleaning procedures at airports and onboard aircraft under the guidance of its Travel Health Advisory Panel, earning the STAR® Accreditation from the Global Biorisk Advisory Council for effective cleaning, disinfection and infectious disease prevention practices onboard its aircraft and in its lounges.
•Introduced a preflight coronavirus (COVID-19) testing program to help reopen certain international travel markets. American now offers testing for many international destinations and has introduced at-home testing for customers traveling to all U.S. locations that require negative tests.
•Began the rollout of mobile wellness wallet solution VeriFLY to make domestic and international travel simpler. Travelers can now easily understand COVID-19 testing and documentation requirements for their destination and streamline airport check-in through digital verification. Starting today, customers also will be able to use VeriFLY for travel from the United States to the U.K. and Canada.
•Eliminated fees for:
◦Ticket changes on all domestic and international itineraries when traveling from North and South America, with the exception of Basic Economy fares that are nonchangeable.
◦Mileage redeposits for canceled award bookings.
◦Domestic same-day standby.
◦Booking reservations by phone.
•Made it easier for top-tier customers to earn AAdvantage® elite status in 2020 and 2021, paused mileage expiration through June 30, 2021, and extended 2020 AAdvantage status into early 2022 for all members.
•Launched the company’s first cargo-only flights since 1984 to transport critical goods, including the COVID-19 vaccine, and increased service to include 41 destinations for strategic cargo-only opportunities. American helped customers move nearly 800 million pounds of critical goods around the world in 2020, including 167 million pounds on the airline’s more than 5,200 cargo-only flights.
•Announced its goal to reach net-zero carbon emissions by 2050 and detailed the company’s strategy and pathway in its ESG Report.
To reduce costs and conserve cash, American:
•Removed more than $17 billion from its operating and capital budgets for 2020 primarily through reduced flying.
•Incorporated more than $1.3 billion of permanent non-volume, non-fuel efficiency cost-saving measures into 2021 operating plan.
•Retired five aircraft types (Embraer 190, Boeing 757, Boeing 767, Airbus A330 and CRJ-200), along with a number of older regional aircraft. The company also placed certain older Boeing 737-800 aircraft into temporary storage. These changes removed more than 150 aircraft from the fleet and brought forward significant cost savings and efficiencies associated with operating fewer aircraft types, giving American the youngest fleet among the U.S. network carriers.
•Reached an agreement with Boeing to secure rights to defer deliveries of 18 Boeing 737 MAX aircraft and finalized a series of sale-leaseback transactions to finance its Airbus A321 aircraft deliveries in 2021. To date, five of the 18 737 MAX deferral rights have been exercised.
•Reset its international capacity and network for 2021, including exiting 19 international routes from six hubs.

American Airlines Group Reports Fourth-Quarter and Full-Year 2020 Financial Results
Jan. 28, 2021

•Reduced non-aircraft capital expense by $700 million in 2020 and another $300 million in 2021 through reductions in fleet modification work, the elimination of ground service equipment purchases, and pausing noncritical facility investments and IT projects.
•Introduced programs to right-size its frontline and management teams. In total, more than 20,000 team members opted to participate in a voluntary early out or long-term partially paid leave during the year, and the company reduced its management and support staff team by approximately 30%.
•Made the difficult decision to proceed with furloughs to reduce headcount absent an extension of the CARES Act Payroll Support Program (PSP). American’s furloughed team members have since had their pay and benefits reinstated with the passage of a bipartisan COVID-19 relief package that renewed the PSP from Dec. 1, 2020, through March 31, 2021.
To improve its liquidity position, American:
•Reduced its daily cash burn rate3 from nearly $100 million in April 2020 to approximately $30 million in the fourth quarter. This improvement was driven by the company’s revenue and cost-reduction initiatives throughout the year.
•Secured approximately $9 billion in financial assistance through two rounds of PSP legislation and executed an agreement with the U.S. Department of the Treasury through the CARES Act loan program that gives the company access to up to $7.5 billion of secured term loans, of which $550 million has been drawn.
•Raised more than $13 billion during the year through various other equity and debt offerings.
•Expects to end the first quarter with approximately $15.0 billion in total available liquidity.
Network and partnerships
American reset its network in 2020 to play to the strengths of its hubs and take advantage of its younger and simplified fleet. The airline also established new and innovative partnerships with Alaska Airlines and JetBlue Airways that will create the best and largest network for customers on the West Coast and in the Northeast. These partnerships will allow for efficient growth, including the launch of new service in 2021 between Seattle and London, Shanghai and Bangalore, and between New York and Tel Aviv and Athens.
Demand and capacity outlook
The company will continue to match its forward capacity with observed bookings trends. Compared to the first quarter of 2019, American expects its first-quarter system capacity to be down 45%, with total revenue expected to be down 60 to 65%.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results call at 7:30 a.m. CST today. The call will be available to the public on a listen-only basis at aa.com/investorrelations. An archive of the webcast will be available on the website through Feb. 28.

American Airlines Group Reports Fourth-Quarter and Full-Year 2020 Financial Results
Jan. 28, 2021

Notes
See the accompanying notes in the Financial Tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.
1.The company recognized $36 million of nonoperating net special items during the fourth quarter of 2020. These net special items principally included mark-to-market net unrealized gains and losses associated with certain equity investments and treasury rate lock derivative instruments.
2.The 2020 12-month period mainline operating special items, net principally included $3.7 billion of PSP financial assistance, offset in part by $1.5 billion of fleet impairment charges, $1.4 billion of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs offered as a result of reductions to the company's operation due to COVID-19, and $228 million of one-time labor contract expenses resulting from the ratification of a new contract with the company's maintenance and fleet service team members, including signing bonuses and adjustments to vacation accruals resulting from pay rate increases.

The 2020 12-month period regional operating special items, net principally included $444 million of PSP financial assistance, offset in part by $117 million of fleet impairment charges and $18 million of salary and medical costs primarily associated with the voluntary early retirement programs as discussed above.

The company recognized $170 million of nonoperating net special items in 2020. These net special items principally included mark-to-market net unrealized gains and losses associated with certain equity investments and treasury rate lock derivative instruments as well as charges associated with debt refinancings and extinguishments.

3.A reconciliation of this calculation can be found in the tables that follow.
About American Airlines Group
American's purpose is to care for people on life’s journey. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the Securities Act), the Securities Exchange Act of 1934, as amended (the Exchange Act), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the

American Airlines Group Reports Fourth-Quarter and Full-Year 2020 Financial Results
Jan. 28, 2021

forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the COVID-19 outbreak to economic conditions and the travel industry in general and the financial position and operating results of the company in particular have been material, are changing rapidly, and cannot be predicted. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Forward looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Group Reports Fourth-Quarter and Full-Year 2020 Financial Results
Jan. 28, 2021

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended December 31,		Percent Change		12 Months Ended December 31,		Percent Change
	2020	2019			2020	2019
Operating revenues:
Passenger	$3,190	$10,347	(69.2)		$14,518	$42,010	(65.4)
Cargo	285	216	32.0		769	863	(10.8)
Other	552	750	(26.5)		2,050	2,895	(29.2)
Total operating revenues	4,027	11,313	(64.4)		17,337	45,768	(62.1)
Operating expenses:
Aircraft fuel and related taxes	516	1,816	(71.6)		2,581	7,526	(65.7)
Salaries, wages and benefits	2,577	3,100	(16.9)		10,960	12,609	(13.1)
Regional expenses:
Fuel	182	475	(61.6)		821	1,869	(56.1)
Depreciation and amortization	79	90	(12.3)		325	336	(3.1)
Other	992	1,355	(26.8)		3,746	5,296	(29.3)
Maintenance, materials and repairs	330	635	(48.0)		1,583	2,380	(33.5)
Other rent and landing fees	387	487	(20.5)		1,536	2,055	(25.3)
Aircraft rent	336	330	2.0		1,341	1,326	1.1
Selling expenses	94	407	(76.9)		513	1,602	(68.0)
Depreciation and amortization	484	513	(5.7)		2,040	1,982	3.0
Special items, net	—	147	(99.9)		(657)	635	nm
Other	565	1,229	(54.0)		2,969	5,087	(41.6)
Total operating expenses	6,542	10,584	(38.2)		27,758	42,703	(35.0)
Operating income (loss)	(2,515)	729	nm	(1)	(10,421)	3,065	nm
Nonoperating income (expense):
Interest income	5	24	(80.0)		41	127	(67.7)
Interest expense, net	(376)	(265)	41.6		(1,227)	(1,095)	12.0
Other income, net	77	83	(7.2)		154	159	(3.2)
Total nonoperating expense, net	(294)	(158)	85.5		(1,032)	(809)	27.5
Income (loss) before income taxes	(2,809)	571	nm		(11,453)	2,256	nm
Income tax provision (benefit)	(631)	157	nm		(2,568)	570	nm
Net income (loss)	$(2,178)	$414	nm		$(8,885)	$1,686	nm

Earnings (loss) per common share:
Basic	$(3.81)	$0.95			$(18.36)	$3.80
Diluted	$(3.81)	$0.95			$(18.36)	$3.79
Weighted average shares outstanding (in thousands):
Basic	571,984	434,578			483,888	443,363
Diluted	571,984	435,659			483,888	444,269
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Group Reports Fourth-Quarter and Full-Year 2020 Financial Results
Jan. 28, 2021

American Airlines Group Inc.
Consolidated Operating Statistics
(Unaudited)

	3 Months Ended December 31,			Change	12 Months Ended December 31,			Change
	2020	2019			2020	2019
Mainline
Revenue passenger miles (millions)	17,222	51,675		(66.7)%	77,065	212,859		(63.8)%
Available seat miles (ASM) (millions)	27,169	60,985		(55.4)%	119,567	248,833		(51.9)%
Passenger load factor (percent)	63.4	84.7	(21.3)	pts	64.5	85.5	(21.0)	pts
Passenger enplanements (thousands)	15,726	38,757		(59.4)%	65,756	155,821		(57.8)%
Departures (thousands)	141	279		(49.3)%	619	1,115		(44.5)%
Aircraft at end of period (1)	855	942		(9.2)%	855	942		(9.2)%
Block hours (thousands)	425	847		(49.8)%	1,811	3,456		(47.6)%
Average stage length (miles)	1,171	1,177		(0.5)%	1,132	1,202		(5.8)%
Fuel consumption (gallons in millions)	414	895		(53.8)%	1,752	3,667		(52.2)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.25	2.03		(38.5)%	1.47	2.05		(28.2)%
Full-time equivalent employees at end of period	78,300	104,200		(24.9)%	78,300	104,200		(24.9)%

Regional (2)
Revenue passenger miles (millions)	4,081	7,242		(43.7)%	14,760	28,393		(48.0)%
Available seat miles (millions)	6,050	9,287		(34.9)%	23,600	36,255		(34.9)%
Passenger load factor (percent)	67.4	78.0	(10.6)	pts	62.5	78.3	(15.8)	pts
Passenger enplanements (thousands)	7,911	15,096		(47.6)%	29,568	59,361		(50.2)%
Aircraft at end of period (3)	544	605		(10.1)%	544	605		(10.1)%
Fuel consumption (gallons in millions)	138	222		(38.0)%	545	870		(37.4)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.33	2.14		(38.0)%	1.51	2.15		(29.9)%
Full-time equivalent employees at end of period (4)	24,400	29,500		(17.3)%	24,400	29,500		(17.3)%

Total Mainline & Regional
Revenue passenger miles (millions)	21,303	58,917		(63.8)%	91,825	241,252		(61.9)%
Available seat miles (millions)	33,219	70,272		(52.7)%	143,167	285,088		(49.8)%
Passenger load factor (percent)	64.1	83.8	(19.7)	pts	64.1	84.6	(20.5)	pts
Yield (cents)	14.98	17.56		(14.7)%	15.81	17.41		(9.2)%
Passenger revenue per ASM (cents)	9.60	14.72		(34.8)%	10.14	14.74		(31.2)%
Total revenue per ASM (cents)	12.12	16.10		(24.7)%	12.11	16.05		(24.6)%
Cargo ton miles (millions)	434	599		(27.5)%	1,383	2,489		(44.4)%
Cargo yield per ton mile (cents)	65.63	36.03		82.2%	55.63	34.67		60.5%

Passenger enplanements (thousands)	23,637	53,853		(56.1)%	95,324	215,182		(55.7)%
Aircraft at end of period (1) (3)	1,399	1,547		(9.6)%	1,399	1,547		(9.6)%
Fuel consumption (gallons in millions)	552	1,117		(50.6)%	2,297	4,537		(49.4)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.27	2.05		(38.2)%	1.48	2.07		(28.5)%
Full-time equivalent employees at end of period	102,700	133,700		(23.2)%	102,700	133,700		(23.2)%

Operating cost per ASM (cents)	19.69	15.06		30.8%	19.39	14.98		29.4%
Operating cost per ASM excluding net special items (cents)	19.69	14.85		32.6%	20.06	14.75		36.0%
Operating cost per ASM excluding net special items and fuel (cents)	17.59	11.59		51.8%	17.69	11.46		54.4%
(1)Excludes 22 Boeing 737-800 mainline aircraft that are in temporary storage.
(2)Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(3)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes 27 regional aircraft that are in temporary storage as follows: 18 Embraer 140, seven Embraer 175 and two Embraer 145.
(4)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.
Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Fourth-Quarter and Full-Year 2020 Financial Results
Jan. 28, 2021

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended December 31,				12 Months Ended December 31,
	2020	2019		Change	2020	2019		Change
Domestic (1)
Revenue passenger miles (millions)	17,915	40,436		(55.7)%	73,083	161,580		(54.8)%
Available seat miles (ASM) (millions)	26,392	48,068		(45.1)%	112,349	189,221		(40.6)%
Passenger load factor (percent)	67.9	84.1	(16.2)	pts	65.0	85.4	(20.4)	pts
Passenger revenue (dollars in millions)	2,663	7,833		(66.0)%	11,765	30,881		(61.9)%
Yield (cents)	14.86	19.37		(23.3)%	16.10	19.11		(15.8)%
Passenger revenue per ASM (cents)	10.09	16.30		(38.1)%	10.47	16.32		(35.8)%

Latin America (2)
Revenue passenger miles (millions)	2,956	7,235		(59.1)%	11,405	31,029		(63.2)%
Available seat miles (millions)	4,732	8,476		(44.2)%	16,273	36,653		(55.6)%
Passenger load factor (percent)	62.5	85.4	(22.9)	pts	70.1	84.7	(14.6)	pts
Passenger revenue (dollars in millions)	466	1,218		(61.7)%	1,852	5,047		(63.3)%
Yield (cents)	15.76	16.83		(6.3)%	16.24	16.27		(0.2)%
Passenger revenue per ASM (cents)	9.85	14.37		(31.5)%	11.38	13.77		(17.3)%

Atlantic
Revenue passenger miles (millions)	266	7,639		(96.5)%	4,982	34,152		(85.4)%
Available seat miles (millions)	1,368	9,372		(85.4)%	10,251	42,010		(75.6)%
Passenger load factor (percent)	19.4	81.5	(62.1)	pts	48.6	81.3	(32.7)	pts
Passenger revenue (dollars in millions)	33	947		(96.5)%	654	4,624		(85.9)%
Yield (cents)	12.49	12.40		0.8%	13.13	13.54		(3.0)%
Passenger revenue per ASM (cents)	2.43	10.11		(76.0)%	6.38	11.01		(42.0)%

Pacific
Revenue passenger miles (millions)	166	3,607		(95.4)%	2,355	14,491		(83.7)%
Available seat miles (millions)	727	4,356		(83.3)%	4,294	17,204		(75.0)%
Passenger load factor (percent)	22.9	82.8	(59.9)	pts	54.8	84.2	(29.4)	pts
Passenger revenue (dollars in millions)	28	349		(91.8)%	247	1,458		(83.1)%
Yield (cents)	17.15	9.68		77.2%	10.49	10.06		4.2%
Passenger revenue per ASM (cents)	3.92	8.02		(51.1)%	5.75	8.47		(32.1)%

Total International
Revenue passenger miles (millions)	3,388	18,481		(81.7)%	18,742	79,672		(76.5)%
Available seat miles (millions)	6,827	22,204		(69.3)%	30,818	95,867		(67.9)%
Passenger load factor (percent)	49.6	83.2	(33.6)	pts	60.8	83.1	(22.3)	pts
Passenger revenue (dollars in millions)	527	2,514		(79.0)%	2,753	11,129		(75.3)%
Yield (cents)	15.58	13.60		14.5%	14.69	13.97		5.2%
Passenger revenue per ASM (cents)	7.73	11.32		(31.7)%	8.93	11.61		(23.0)%
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.
Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Fourth-Quarter and Full-Year 2020 Financial Results
Jan. 28, 2021

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
•Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Income (Loss) Excluding Net Special Items (non-GAAP measure)
•Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
•Net Income (Loss) (GAAP measure) to Net Income (Loss) Excluding Net Special Items (non-GAAP measure)
•Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items (non-GAAP measure)
•Operating Income (Loss) (GAAP measure) to Operating Income (Loss) Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure). Management uses total operating costs excluding net special items and aircraft fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude aircraft fuel and net special items allows management an additional tool to understand and analyze the company’s non-fuel costs and core operating performance.

Reconciliation of Pre-Tax Income (Loss) Excluding Net Special Items	3 Months Ended December 31,		Percent Change	12 Months Ended December 31,		Percent Change
	2020	2019		2020	2019
	(in millions, except per share amounts)			(in millions, except per share amounts)
Pre-tax income (loss) as reported	$(2,809)	$571		$(11,453)	$2,256
Pre-tax net special items:
Mainline operating special items, net (1)	—	147		(657)	635
Regional operating special items, net (2)	—	—		(309)	6
Nonoperating special items, net (3)	(36)	(39)		170	3
Total pre-tax net special items	(36)	108		(796)	644
Pre-tax income (loss) excluding net special items	$(2,845)	$679	nm	$(12,249)	$2,900	nm

Calculation of Pre-Tax Margin
Pre-tax income (loss) as reported	$(2,809)	$571		$(11,453)	$2,256
Total operating revenues as reported	$4,027	$11,313		$17,337	$45,768
Pre-tax margin	-69.7%	5.0%		-66.1%	4.9%

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income (loss) excluding net special items	$(2,845)	$679		$(12,249)	$2,900
Total operating revenues as reported	$4,027	$11,313		$17,337	$45,768
Pre-tax margin excluding net special items	-70.7%	6.0%		-70.7%	6.3%

Reconciliation of Net Income (Loss) Excluding Net Special Items
Net income (loss) as reported	$(2,178)	$414		$(8,885)	$1,686
Net special items:
Total pre-tax net special items (1), (2), (3)	(36)	108		(796)	644
Net tax effect of net special items	4	(20)		170	(151)
Net income (loss) excluding net special items	$(2,210)	$502	nm	$(9,511)	$2,179	nm

Reconciliation of Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items
Net income (loss) excluding net special items	$(2,210)	$502		$(9,511)	$2,179
Shares used for computation (in thousands):
Basic	571,984	434,578		483,888	443,363
Diluted	571,984	435,659		483,888	444,269
Earnings (loss) per share excluding net special items:
Basic	$(3.86)	$1.15		$(19.66)	$4.91
Diluted	$(3.86)	$1.15		$(19.66)	$4.90

American Airlines Group Reports Fourth-Quarter and Full-Year 2020 Financial Results
Jan. 28, 2021

Reconciliation of Operating Income (Loss) Excluding Net Special Items	3 Months Ended December 31,		12 Months Ended December 31,
	2020	2019	2020	2019
	(in millions)		(in millions)
Operating income (loss) as reported	$(2,515)	$729	$(10,421)	$3,065
Operating net special items:
Mainline operating special items, net (1)	—	147	(657)	635
Regional operating special items, net (2)	—	—	(309)	6
Operating income (loss) excluding net special items	$(2,515)	$876	$(11,387)	$3,706

Reconciliation of Total Operating Cost per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$6,542	$10,584	$27,758	$42,703
Operating net special items:
Mainline operating special items, net (1)	—	(147)	657	(635)
Regional operating special items, net (2)	—	—	309	(6)
Total operating expenses, excluding net special items	6,542	10,437	28,724	42,062
Fuel:
Aircraft fuel and related taxes - mainline	(516)	(1,816)	(2,581)	(7,526)
Aircraft fuel and related taxes - regional	(182)	(475)	(821)	(1,869)
Total operating expenses, excluding net special items and fuel	$5,844	$8,146	$25,322	$32,667
	(in cents)		(in cents)
Total operating expenses per ASM as reported	19.69	15.06	19.39	14.98
Operating net special items per ASM:
Mainline operating special items, net (1)	—	(0.21)	0.46	(0.22)
Regional operating special items, net (2)	—	—	0.22	—
Total operating expenses per ASM, excluding net special items	19.69	14.85	20.06	14.75
Fuel per ASM:
Aircraft fuel and related taxes - mainline	(1.55)	(2.58)	(1.80)	(2.64)
Aircraft fuel and related taxes - regional	(0.55)	(0.68)	(0.57)	(0.66)
Total operating expenses per ASM, excluding net special items and fuel	17.59	11.59	17.69	11.46
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2020 twelve month period mainline operating special items, net principally included $3.7 billion of Payroll Support Program (PSP) financial assistance, offset in part by $1.5 billion of fleet impairment charges, $1.4 billion of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs offered as a result of reductions to the company's operation due to the COVID-19 pandemic and $228 million of one-time labor contract expenses resulting from the ratification of a new contract with the company's maintenance and fleet service team members, including signing bonuses and adjustments to vacation accruals resulting from pay rate increases.
Cash payments related to the special charges for salary and medical costs primarily associated with the voluntary early retirement programs discussed above were approximately $195 million and $365 million for the 2020 fourth quarter and twelve month period, respectively.
Fleet impairment charges resulted from the company's decision to retire certain aircraft earlier than planned driven by the decline in air travel due to the COVID-19 pandemic. Aircraft retired include Airbus A330-200, Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 aircraft. The 2020 twelve month period fleet impairment charges included a $1.4 billion non-cash write-down of mainline aircraft and spare parts and $102 million in cash charges primarily for impairment of right-of-use assets and lease return costs.
The 2019 fourth quarter mainline operating special items, net principally included $85 million of merger integration expenses and $39 million of fleet restructuring expenses. The 2019 twelve month period mainline operating special items, net principally included $271 million of fleet restructuring expenses, a $213 million non-cash impairment charge principally related to the retirement of the company's Embraer E190 fleet and $191 million of merger integration expenses, offset in part by a $53 million credit to reduce certain litigation reserves.
(2)The 2020 twelve month period regional operating special items, net included $444 million of PSP financial assistance, offset in part by $117 million of fleet impairment charges and $18 million of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs offered as a result of reductions to the company's operation due to the COVID-19 pandemic.
The fleet impairment charges principally included a non-cash write-down of regional aircraft and spare parts resulting from the company’s decision to retire certain aircraft earlier than planned driven by the decline in air travel due to the COVID-19 pandemic. Aircraft retired include certain Embraer 140 and Bombardier CRJ200 aircraft.
(3)Principally included mark-to-market net unrealized gains and losses associated with certain equity investments and treasury rate lock derivative instruments as well as charges associated with debt refinancings and extinguishments.

American Airlines Group Reports Fourth-Quarter and Full-Year 2020 Financial Results
Jan. 28, 2021

Average Daily Cash Burn

The company's average daily cash burn is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the company's liquidity position and cash flows from its core operating performance. The company defines cash burn as net cash provided by (used in) operating activities, net cash provided by (used in) investing activities and net cash provided by (used in) financing activities, adjusted for (1) CARES Act Payroll Support Program grant proceeds, (2) net purchases (proceeds from sale) of short-term investments and restricted short-term investments, (3) proceeds from issuance of long-term debt, net of deferred financing costs, but excluding aircraft financing, (4) proceeds from issuance of equity, (5) prepayments of long-term debt and (6) other cash flows that are not representative of our core operating performance.

This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP.

	3 Months Ended December 31, 2020	3 Months Ended September 30, 2020	3 Months Ended June 30, 2020
	(in millions, except days in period)

Net cash used in operating activities	$(2,800)	$(2,612)	$(963)
Net cash provided by (used in) investing activities	1,696	923	(6,799)
Net cash provided by financing activities	1,206	1,519	7,743

Adjustments:
CARES Act Payroll Support Program grant proceeds	—	(525)	(3,693)
Net purchases (proceeds from sale) of short-term investments and restricted short-term investments	(1,422)	(1,391)	6,608
Proceeds from issuance of non-aircraft long-term debt, net of deferred financing costs	—	(1,926)	(7,714)
Proceeds from issuance of equity	(1,443)	—	(1,525)
Prepayments of long-term debt	—	—	1,047
Other	—	—	—

Total cash burn (1)	$(2,763)	$(4,012)	$(5,296)

Days in period	92	92	91

Average daily cash burn	$(30)	$(44)	$(58)

Note: Amounts may not recalculate due to rounding.
(1)Of the total cash burn for each of the three months ended December 31, 2020, September 30, 2020 and June 30, 2020, approximately $515 million, $540 million and $505 million were cash payments for debt amortization, respectively, and approximately $195 million, $120 million and $50 million were cash payments for salary and medical costs principally for our voluntary early retirement programs, respectively, totaling an equivalent of approximately $8 million, $8 million per day and $6 million per day, respectively.

American Airlines Group Reports Fourth-Quarter and Full-Year 2020 Financial Results
Jan. 28, 2021

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	Year Ended December 31,
	2020	2019
Net cash provided by (used in) operating activities	$(6,543)	$3,815
Cash flows from investing activities:
Capital expenditures and aircraft purchase deposits	(1,958)	(4,268)
Proceeds from sale-leaseback transactions	665	850
Proceeds from sale of property and equipment	351	54
Purchases of short-term investments	(5,873)	(3,184)
Sales of short-term investments	2,803	4,144
Proceeds from vendor	90	250
Increase in restricted short-term investments	(308)	(3)
Other investing activities	(112)	(86)
Net cash used in investing activities	(4,342)	(2,243)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	11,780	3,960
Payments on long-term debt and finance leases	(3,535)	(4,190)
Proceeds from issuance of equity	2,970	—
Deferred financing costs	(93)	(61)
Treasury stock repurchases and shares withheld for taxes pursuant to employee stock plans	(173)	(1,097)
Dividend payments	(43)	(178)
Other financing activities	88	(2)
Net cash provided by (used in) financing activities	10,994	(1,568)
Net increase in cash and restricted cash	109	4
Cash and restricted cash at beginning of year	290	286
Cash and restricted cash at end of year (1)	$399	$290

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$245	$280
Restricted cash included in restricted cash and short-term investments	154	10
Total cash and restricted cash	$399	$290

American Airlines Group Reports Fourth-Quarter and Full-Year 2020 Financial Results
Jan. 28, 2021

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	December 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash	$245	$280
Short-term investments	6,619	3,546
Restricted cash and short-term investments	609	158
Accounts receivable, net	1,342	1,750
Aircraft fuel, spare parts and supplies, net	1,614	1,851
Prepaid expenses and other	666	621
Total current assets	11,095	8,206

Operating property and equipment
Flight equipment	37,816	42,537
Ground property and equipment	9,194	9,443
Equipment purchase deposits	1,446	1,674
Total property and equipment, at cost	48,456	53,654
Less accumulated depreciation and amortization	(16,757)	(18,659)
Total property and equipment, net	31,699	34,995

Operating lease right-of-use assets	8,039	8,737

Other assets
Goodwill	4,091	4,091
Intangibles, net	2,029	2,084
Deferred tax asset	3,239	645
Other assets	1,816	1,237
Total other assets	11,175	8,057
Total assets	$62,008	$59,995

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$2,797	$2,861
Accounts payable	1,196	2,062
Accrued salaries and wages	1,716	1,541
Air traffic liability	4,757	4,808
Loyalty program liability	2,033	3,193
Operating lease liabilities	1,651	1,708
Other accrued liabilities	2,419	2,138
Total current liabilities	16,569	18,311

Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	29,796	21,454
Pension and postretirement benefits	7,069	6,052
Loyalty program liability	7,162	5,422
Operating lease liabilities	6,777	7,421
Other liabilities	1,502	1,453
Total noncurrent liabilities	52,306	41,802

Stockholders' equity (deficit)
Common stock, 621,479,522 shares outstanding at December 31, 2020	6	4
Additional paid-in capital	6,894	3,945
Accumulated other comprehensive loss	(7,103)	(6,331)
Retained earnings (deficit)	(6,664)	2,264
Total stockholders' deficit	(6,867)	(118)
Total liabilities and stockholders’ equity (deficit)	$62,008	$59,995